Exhibit 99.1
Bakkt Reports First Quarter 2022 Results

Quarterly net revenue of $12.5 million, increased 54% year over year
Cash use of $36.1 million during the quarter. Over $355 million of available cash provides significant growth capital
Strong customer activity with digital asset conversion volume up 91% year over year

ALPHARETTA, GA – May 12, 2022 – Bakkt Holdings, Inc. (“Bakkt”) (NYSE BKKT) announced its financial and operational results for the first quarter ended March 31, 2022.

“Momentum is building across our business and we’re proud of our strong year-over-year net revenue growth for the quarter,” said Gavin Michael, CEO of Bakkt. “We are making considerable progress with our growing list of platform partners, and they serve as an entryway to a vast universe of brands across market segments. As integration work continues, we’re looking forward to being live soon and ramping up our partner activations through the course of this year. We're launching scalable products, like pay with points, which was recently activated with Wyndham Rewards, and making continued platform enhancements as we aggressively execute on the rest of our targeted roadmap.”

Recent Strategic Highlights
•Crypto Services: American Bank – We are continuing to sign up new banks for our crypto services capabilities through our previously announced platform partnerships. With our newest partner American Bank, we have now enrolled four banks on our platform and will enable their retail clients to buy, sell and hold cryptocurrency within their existing, trusted banking environment. Our secure, stable, regulated and trusted platform provides simple access to crypto for a growing number of consumers.
•Crypto Services and Paying with Digital Assets: Global Payments – We announced a strategic alliance with Global Payments, a leading payments technology company delivering innovative software and services to customers globally, to collaborate on use cases starting with enabling cryptocurrency redemption in customer loyalty programs offered by bankcard clients, expanding its banking-as-a-service offerings to include consumer access to cryptocurrency, and ultimately leveraging issuing technologies for linking virtual, debit, credit and prepaid solutions. In addition, we will broadly partner with Global Payments on multinational merchant payments acceptance.
•Leadership – We appointed De’Ana Dow and Jill Simeone to our Board of Directors. They bring decades of experience in the financial and retail sectors, adding to our board’s depth and breadth of expertise. The additions of Ms. Dow and Ms. Simeone to Bakkt’s Board of Directors bring the total number of directors to ten.

First Quarter Financial Highlights

	Successor	Predecessor	Increase / (decrease)
$mm's	1Q22	1Q21
Net revenues	$12.5	$8.1	54%
Operating expenses	61.0	36.6	67%
Operating loss	$(48.5)	$(28.4)	(71)%
Net loss	$(43.3)	$(28.8)	(50)%
Adjusted EBITDA (non-GAAP)	$(28.9)	$(16.9)	(71)%

•Transacting accounts of 678,000 increased 26% year-over-year. Digital asset conversion volume of $182 million increased 91% year-over-year due to strong loyalty redemption growth, led by increased airline travel activity.
•Net revenue of $12.5 million increased 54% year-over-year, primarily driven by strong transaction revenue growth from loyalty redemption.
•Operating expense of $61.0 million increased 67% year-over-year, primarily driven by increased noncash compensation expense.
•Adjusted EBITDA (non-GAAP) of $(28.9 million) decreased 71% year-over-year, primarily driven by an increase in net loss.

Webcast and Conference Call Information
Bakkt will host a conference call at 9:00AM ET, May 12, 2022. The live webcast of Bakkt’s earnings conference call can be accessed at https://investors.bakkt.com, along with the earnings press release and accompanying slide presentation. Investors and analysts interested in participating in the call are invited to dial (844) 200-6205 or (646) 904-5544, and reference participant access code 948814 approximately ten minutes prior to the start of the call. A replay will be available promptly after the call and can be accessed by dialing (866) 813-9403 and entering the access code 072731. The replay will be available through June 11, 2022.

###

About Bakkt
Bakkt is a trusted digital asset platform that enables consumers to buy, sell, store and spend digital assets. Bakkt’s platform, now available through the Bakkt App and to partners, amplifies consumer spending and bolsters loyalty programs, adding value for all key stakeholders within the Bakkt payments and digital assets ecosystem. Launched in 2018, Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ | Twitter @Bakkt | LinkedIn https://www.linkedin.com/company/bakkt/

Bakkt-E
Source: Bakkt Holdings, Inc.

Contacts

Investor Relations
Ann DeVries, Head of Investor Relations
Ann.DeVries@bakkt.com

Media
Lauren Post, Head of Communications
Lauren.Post@bakkt.com

Basis of Presentation
“Predecessor” information represents the results of Bakkt Holdings, LLC prior to the business combination with VPC Impact Acquisition Holdings (VIH), which closed on October 15, 2021. “Successor” information represents the results of Bakkt Holdings, Inc. from the date the business combination closed through the end of the applicable period.
Note on Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding Bakkt’s plans, objectives, expectations and intentions with respect to future operations, products, services and the application of Bakkt’s available cash, among others. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events.
The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (i) a delay or failure to realize the expected benefits from the business combination; (ii) risks related to disruption of management time from ongoing business operations due to post-closing business combination matters; (iii) the impact of the ongoing COVID-19 pandemic; (iv) changes in the markets in which Bakkt competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (v) changes in the markets that Bakkt targets; (vi) risk that Bakkt may not be able to execute its growth strategies, including identifying and executing acquisitions; (vii) risks relating to data security; and (viii) risk that Bakkt may not be able to develop and maintain effective internal controls. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” in Bakkt’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.
Definitions
Digital asset conversion volume: Dollar value of transaction volume across loyalty redemption, crypto buy/sell and gift card purchases
Transacting accounts: Unique accounts that perform transactions on the Bakkt platform each month
Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP financial measure, which we define as earnings before interest, income taxes, depreciation, amortization, certain non-cash and/or non-recurring items (which items do not contribute directly to our evaluation of operating results), and interest income, other income and income tax benefit (which items are not components of our core business operations). Adjusted EBITDA provides management with an understanding of earnings before the impact of investing and financing transactions and income taxes, and the effects of aforementioned items that do not reflect the ordinary earnings of our operations. Adjusted EBITDA is not a measure of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or other performance measures derived in accordance with GAAP and has certain limitations, including:
•share-based and unit-based compensation expense, which has been excluded from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations, has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;
•the intangible assets being amortized, and property and equipment being depreciated, may have to be replaced in the future, and the non-GAAP financial measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or other capital commitments; and
•non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs.

Because of these limitations, Adjusted EBITDA should be considered alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP. Our definition of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Reconciliation of GAAP Net Income / (Loss) to Non-GAAP Adjusted EBITDA
($ in millions)
(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net loss	$(43.3)	$(28.8)
Depreciation and amortization	5.9	2.8
Interest (income) expense	(0.1)	—
Income tax (benefit) expense	(3.1)	—
EBITDA	$(40.7)	$(26.0)

Acquisition-related transaction costs	0.5	7.8
Share-based and unit-based compensation expense	13.3	1.3
Gain from change in fair value of warrant liability	(2.4)	—
ICE transition services expense	0.4	—
Cancellation of common units	(0.1)	—
Adjusted EBITDA	$(28.9)	$(16.9)

Consolidated Balance Sheet
($ in millions)

	Successor
	As of March 31, 2022 (Unaudited)	As of December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$355.2	$391.4
Restricted cash	16.5	16.5
Customer funds	0.6	0.6
Accounts receivable, net	19.5	18.1
Prepaid insurance	27.9	32.2
Other current assets	8.4	4.8
Total current assets	428.0	463.5
Property, equipment and software, net	10.7	6.1
Goodwill	1527.1	1527.1
Intangible assets, net	383.1	388.5
Deposits with clearinghouse, noncurrent	15.2	15.2
Other assets	19.9	13.9
Total assets	$2,384.0	$2,414.3
Liabilities, Stockholders’ Equity and Members’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$64.3	$64.1
Customer funds payable	0.6	0.6
Deferred revenue, current	4.4	4.6
Due to related party	0.4	0.6
Other current liabilities	3.2	3.7
Total current liabilities	72.9	73.6
Deferred revenue, noncurrent	4.1	4.8
Warrant liability	15.0	17.4
Deferred tax liabilities, net	8.4	11.6
Other noncurrent liabilities	18.3	12.7
Total liabilities	118.7	120.1
Stockholders’ equity
Class A common stock ($0.0001 par value, 750,000,000 shares authorized, 57,164,488 shares issued and outstanding as of March 31, 2022 and 57,164,388 shares issued and outstanding as of December 31, 2021)	0.0	0.0
Class V common stock ($0.0001 par value, 250,000,000 shares authorized; 206,003,270 shares issued and outstanding as of March 31, 2022 and 206,271,792 shares issued and outstanding as of December 31, 2021)	0.0	0.0
Additional paid-in capital	580.0	566.8
Accumulated other comprehensive income (loss)	—	(0.1)
Accumulated deficit	(105.5)	(98.3)
Total stockholders’ equity and members’ equity.	474.5	468.4
Noncontrolling interest	1,790.8	1,825.8
Total equity	2,265.3	2,294.2
Total liabilities, stockholders’ equity and members’ equity	$2,384.0	$2,414.3

Consolidated Statement of Operations
($ in millions)
(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Revenues:
Net revenues (includes related party net revenues of $20 and affiliate net revenues of $(26), respectively)	$12.5	$8.1
Operating expenses:
Compensation and benefits	35.1	15.2
Professional services	4.7	0.9
Technology and communication	4.4	2.8
Selling, general and administrative	9.4	6.1
Acquisition-related expenses	0.5	7.8
Depreciation and amortization	5.9	2.8
Related party expenses (affiliate in Predecessor periods)	0.4	0.5
Impairment of long-lived assets	—	—
Other operating expenses	0.7	0.4
Total operating expenses	61.0	36.6
Operating loss	(48.5)	(28.4)
Interest income (expense), net	0.1	—
Gain from change in fair value of warrant liability	2.4	—
Other income (expense), net	(0.5)	(0.3)
Loss before income taxes	(46.5)	(28.8)
Income tax benefit (expense)	3.1	—
Net loss	(43.3)	(28.8)
Less: Net loss attributable to noncontrolling interest	(36.2)
Net loss attributable to Bakkt Holdings, Inc.	$(7.1)

Net loss per share attributable to Bakkt Holdings, Inc.
Class A common stockholders per share:
Basic	$(0.12)
Diluted	$(0.14)